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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-41542 and No. 333-72036) pertaining to the 1999 Equity Participation Plan of Golden Telecom, Inc. and in the Post Effective Amendment No. 1 (Form S-3 No. 333-39260) to Registration Statement on Form S-1 and related Prospectus of our report dated March 6, 2003, with respect to the consolidated financial statements and schedule of Golden Telecom, Inc. incorporated by reference in the preliminary proxy statement dated October 10, 2003 from the Company's Annual Report (Form 10-K) for the year ended December 31, 2002.



/s/ Ernst & Young (CIS) Limited


Moscow, Russia
October 8, 2003